Exhibit 10(viii)

                         Employment Agreement


          THIS EMPLOYMENT AGREEMENT, dated as of the 31st day of October, 1995 (the "Agreement"), between Orion Capital Corporation, a Delaware corporation (the "Company"), and W. Marston Becker ("Executive");
          WHEREAS, the Company and Executive hereby agree as follows:
          1.  EMPLOYMENT.


          The Company hereby employs Executive to render services as Senior Vice President of the Company and President and Chief Executive Officer of the DPIC Companies ("DPIC"), subsidiaries of the Company. The Executive shall assume such responsibilities, perform such duties and have such authority as may from time to time be assigned, delegated or limited by the Company's Board of Directors and Executive shall provide such other services in the future to the Company and its subsidiaries as the Executive and the Company may mutually agree. The Company agrees that Executive will be located, and will render such services (subject to necessary and appropriate business related travel), at DPIC's offices in Monterey, California or such other location as the Executive and the Company may mutually agree. Executive hereby accepts such employment and agrees to render his services fully, faithfully, and to the best of his ability, subject to the direction and control of the Board of Directors of the Company. Executive's services shall be exclusive to the Company, provided that, upon the prior written approval of the Company, the Executive may serve as a member of the board of directors of other corporations.
          2.  TERM.

          The term of this Agreement shall be for a period of five years commencing on October 31, 1995 and ending on October 31, 2000 (the "Term").





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  Such Term shall be automatically extended, on October 31, 1998, and at the end of each day thereafter, for one additional day unless the Company or the Executive shall at any time give written notice to the other of its or his, as the case may be, intention not to extend such Term, it being the intention of the parties that this Agreement shall, on and after October 31, 1998, at all times have an unexpired term of at least two years unless either party shall have given notice of termination in accordance with the provisions hereof.
          3.   COMPENSATION AND BENEFITS.

          (a)  Base Salary.
          For the services to be rendered by Executive under this Agreement, the Company shall pay to Executive an annual base salary at the rate of not less than $220,000, payable in equal semi-monthly installments or on such other basis as may be applicable to senior executive officers of the Company, less income tax withholdings and other normal employee deductions.
          Executive will be entitled to receive such increases in his annual base salary as may be approved by the Company.
          (b)  Bonus.
           Executive shall be entitled to participate in any bonus plan in effect for senior executive officers of the Company and shall receive bonus compensation in accordance therewith as determined by the Board of Directors of the Company or any Committee thereof designated by it.
          (c)  Incentive Compensation
               and Stock Options.

          Executive shall participate in long-term and short-term incentive and deferred compensation programs and in stock option and stock award plans of the Company to the extent deemed appropriate by the Board of

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Directors of the Company in light of Executive's position in the Company.
Executive shall, in any event, on and as of the date of this Agreement, be granted 7,500 shares of Restricted Stock of the Company in accordance with the terms of the Company's 1982 Long-Term Performance Incentive Plan, as amended, (the "Plan"). The restriction on the Restricted Stock granted hereunder shall lapse in installments over a period of five years as follows: 25% as such shares of Restricted Stock shall vest on October
31, 1997 and an additional 25% of such shares of Restricted Stock shall vest on each of the third, fourth and fifth anniversaries of the date hereof. Executive shall also be granted 3,750 Performance Units pursuant to the Plan and the Performance Period (as defined in the Plan) applicable thereto shall expire not later than October 31, 2000. In the event of Executive's death or disability prior to the complete vesting of these awards, such Restricted Stock and Performance Units will continue to vest as if Executive were still fully employed by the Company.
          (d)  Other Benefits Plans.
          Executive shall participate in and receive benefits under and in accordance with the provisions of any employee benefit plan adopted or to be adopted by the Company and which is generally applicable to senior executive officers of the Company.
          4.   PAID TIME OFF.

          Executive shall be entitled to paid time off of not less than five weeks during each year.
          5.   REIMBURSEMENT FOR EXPENSES.

          Executive shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with his duties and the Company shall pay for or reimburse Executive for all such expenses.


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          6.   TERMINATION.

          (a)  Executive's employment under this Agreement shall terminate:
          (i)  upon the death of Executive;
         (ii) upon written notice from the Company to Executive in the event of an illness or other cause incapacitating him from performing his duties for 180 consecutive days or for an aggregate of 180 days in any period of nine consecutive months;
        (iii) upon written notice from the Company in the event that Executive commits any felonious act, is guilty of gross negligence in the performance of his duties, or willfully fails or refuses to comply with the reasonable directions of the Board of Directors of the Company, which notice shall set forth the effective date of termination of this Agreement;
        (iv) upon seven days written notice to the other party, either party to this Agreement shall have the right to terminate this Agreement prior to the expiration of the Term hereof, for any reason whatsoever.
(v) upon seven days written notice to the other party, at any time during the twelve month period following any month in which a change in the effective voting control of the Company shall have occurred, either party shall have the right to terminate this Agreement prior to the expiration of the Term hereof, for any reason whatsoever. A change in the effective voting control of the Company shall be deemed to have occurred upon the earliest to happen of the following:
          A. any person or group of related or affiliated persons shall have become the beneficial owner or owners of 40% or more of the outstanding Common Stock of the Company;
          B. there shall have occurred a merger or consolidation in which the Company is not the survivor or in which

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             holders of Common Stock of the Company shall have become
             entitled to receive cash, securities of the Company other than voting Common Stock or securities of any other person; or
          C. at any time a majority of the members of the Board of Directors of the Company shall be persons who were elected at one or more meetings held, or by one or more consents given, by the stockholders of the Company during the preceding twelve months and who were not members of the Board of Directors twelve months prior to that time.
            (b)  Upon the termination of employment:
                 (i) pursuant to Section 6(a)(i) because of Executive's death, Executive's estate shall be entitled to receive within 30 days of the termination date base salary payments to the effective date of termination, a pro rata portion of such bonus, if any, as the Board of Directors of the Company shall determine would have been payable to Executive in respect of the fiscal year in which Executive dies and such other benefits, if any, as may be provided to Executive or his successors or beneficiaries under the terms (as modified by Section 3(c) hereof) of retirement, benefit, incentive, option, stock award and other programs of the Company in which he may be or may have been a participant;
              (ii)  pursuant to Section 6(a)(ii) because of Executive's
disability, as defined thereunder, Executive shall be entitled to receive disability compensation in accordance with the terms and conditions of the Company's disability insurance program, plus such other benefits, if any, as may be provided to him or his successors or beneficiaries under the terms of retirement, benefit, incentive, option, stock award and other programs of the Company in which he may be or may have been a participant;

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              (iii) pursuant to Section 6(a)(iii) because of Executive's wrongful conduct, as defined thereunder, Executive shall be entitled to receive on the termination date set forth in the notice given pursuant to that Section his base salary to the date of termination and such other benefits, if any, as may be provided to him under the terms of retirement, benefit, incentive, option, stock award and other programs of the Company in which he may be or may have been a participant and to which he is then entitled upon termination of employment under the circumstances provided for in Section 6(a)(iii).
              (iv)  pursuant to Section 6(a)(iv), if (x) Executive gives such notice of termination, Executive shall be entitled to receive his base salary to date of termination as set forth in the notice given pursuant to that Section and such other benefits, if any, as may be provided to him under the terms of retirement, benefit, incentive, option, stock award and other programs of the Company in which he may be or may have been a participant and to which he is then entitled upon termination of his employment, or (y) the Company gives such notice of termination, Executive shall be entitled to receive his base salary payments as is in effect on the date of such termination for the lesser of (1) the remaining portion of the unexpired Term or (2) two years after the date of such termination. In addition, Executive shall be entitled to receive a pro rata portion of such bonus, if any, as the Board of Directors of the Company shall determine would have been payable to Executive in respect of the fiscal year in which Executive terminates employment, and such other benefits, if any, as may be provided to him under the terms of retirement, benefit, incentive, option, stock award and other programs of the Company in which he may be or may have been a participant and to which he is then entitled upon termination of employment.
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             (v)    pursuant to an election by the Company or by Executive
under Section 6(a)(v) during the twelve month period following the month in which a change in the effective voting control of the Company shall have occurred, Executive (or his successors, representatives or beneficiaries if Executive shall die or become incapacitated) shall be entitled to receive his base salary (at the level in effect on the giving of notice pursuant to Section 6(a)(v)) for the lesser of (1) the remaining portion of the unexpired Term or (2) two years after the date of such termination. In addition, Executive shall be entitled to receive a pro rata portion of such bonus which would be payable to Executive, in respect of the year in which notice shall have been given, if Executive had achieved target performance for Executive's salary grade, as applied to Executive's base salary on the date of the giving of notice by the Company or Executive, as the case may be, plus such other benefits, if any, as may be provided to him or his successors, representatives or beneficiaries under the terms of benefit, incentive,option, stock award and other programs of the Company in which he may be or have been a participant.
             (vi) If, on the date of the giving of notice by the Company or Executive pursuant to Section 6(a)(v), Executive shall have unexercisable stock options, or restricted stock awards still subject to restrictions, then all such options shall be deemed to be exercisable and all restrictions in respect of such restricted stock awards shall be deemed to have been satisfied and lapsed ten days before the effective date of termination. If, on the date of the giving of notice pursuant to Section 6(a)(v), Executive shall have performance-related units or awards in respect of which the period over which performance is to be based has not

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expired, the period of performance shall be deemed to have expired at the end of the month preceding the effective date of termination and Executive shall be entitled to receive the value of such units or awards at the end of such month on the basis on an equitable prorating of the performance period, performance targets and award amounts.
          7.  UNFAIR COMPETITION.
          In the course of his employment, Executive will have access to confidential records and information of the Company and its subsidiaries and affiliates. During his employment by the Company or any of its subsidiaries, and thereafter, Executive will not directly or indirectly misuse any such information or disclose the same except in accordance with his duties under this Agreement. After Executive terminates employment with the Company, Executive will not solicit or otherwise encourage other officers or employees of the Company or its subsidiaries or affiliates to leave their employment in order to join Executive in any business endeavor nor shall Executive aid, promote, encourage or be a party to any acts, the effect of which would divert, diminish or prejudice the goodwill or business of the Company or any of its subsidiaries or affiliates. The provisions of this Section 7 shall survive the expiration or termination, for any reason, of this Agreement or Executive's employment. Executive understands that for the violation of the foregoing provisions, the Company may seek injunctive relief to protect its interest, in addition to damages.
          During the Term and for a period of two years thereafter, Executive agrees not to carry on in any state of the United States of America or in any foreign country in which the Company or any subsidiary or affiliate thereof is conducting business, either for himself or as a member of any partnership, or as a stockholder, director, officer, agent, or

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employee of another person, firm or corporation or otherwise, any business similar to that being carried on by the Company (or any subsidiary or affiliate thereof) if such business is materially detrimental to the Company or any such subsidiary, provided, however, that the mere ownership by Executive of not more than 5% of any corporation or similar business venture shall not be deemed to be a violation of this covenant.

          8.  MERGER OR REORGANIZATION.

          This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred.
          9.  ARBITRATION.
          Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. Judgement upon the award rendered

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by the arbitrators may be entered in any court having jurisdiction.  There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

          10.  NON-ASSIGNABILITY.

          The obligations of Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.
          11.  AMENDMENT.

          This instrument contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by both of the parties hereto.
         12.  NOTICES.

         All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to the other party as follows:
          (a)  if to Executive to:
               W. Marston Becker
               8 Sleepy Hollow Estates
               Carmel Valley, CA 93924


          (b)  if to the Company to:

               Orion Capital Corporation
               600 Fifth Avenue - 24th Floor
               New York, New York  10020
               Attn:  Secretary

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or at such other place as may be designed in writing by like notice.  Any notice shall be deemed to have been delivered when addressed as required herein and deposited, postage prepaid, in the United States Mail.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.
                             ORION CAPITAL CORPORATION


                             By:
                                 ---------------------------
                                  Alan R. Gruber
                                  Chairman and Chief
                                  Executive Officer


                             EXECUTIVE


                             By:
                                  ------------------------------
                                   W. Marston Becker



























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